UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure.

On July 31, 2023, T2 Biosystems, Inc. (the “Company”) issued a press release announcing the receipt of a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Nasdaq had granted the Company’s request for an exception to the minimum bid price requirements under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and the market value of listed securities requirements under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) until November 20, 2023.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01	Other Events.

As previously disclosed, the Company received written notice from the Nasdaq indicating that the Company had failed to maintain compliance with the minimum bid requirement under the Bid Price Rule and the MVLS Rule. The Company appealed that determination pursuant to procedures set forth in the Nasdaq rules. The Company’s appeal was heard by a Nasdaq Hearings Panel (the “Panel”) on July 6, 2023.

On July 27, 2023, the Company received a letter from the Nasdaq notifying the Company that the Nasdaq had granted the Company’s request for an exception to the Bid Price Rule and the MVLS Rule until November 20, 2023. If the Company does not regain compliance with the Bid Price Rule and the MVLS Rule during the extension period, Nasdaq will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(2) if at any time before November 20, 2023, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days or Rule 5550(b)(2) if at any time before November 20, 2023 the market value of the Company’s listed securities is equal to or greater than $35 million for a minimum of ten consecutive business days.

The Company intends to monitor the bid price of its common stock and the market value of its listed securities and consider available options, including effecting a reverse stock split, if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price rule by November 20, 2023.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this current report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about the Company’s ability to regain compliance with the listing requirements of the Nasdaq Capital Market, including its ability to effect a reverse share split, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this current report on Form 8- K. Any such forward-looking statements represent management’s estimates as of the date of this current report on Form 8-K. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued July 31, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2023	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer